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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (File No. 33-45793) and on Form S-8 (File Nos. 2-90727, 33-21853, 33-26239 and 33-47547) of Tribune
Company of our report dated January 28, 1994 appearing on page 52 of the 1993 Annual Report to Stockholders which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 24 of this Form 10-K.



Price Waterhouse



Chicago, Illinois
March 21, 1994